UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2014

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 5, 2014, in connection with the appointment of Steven C. Dixon to the board of directors (the “Board”) of Rice Energy Inc. (the “Company”), as described below under Item 5.02, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Dixon. The Indemnification Agreement requires the Company to indemnify Mr. Dixon to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2014, Mr. Dixon was appointed as a director of the Board, effective immediately. Mr. Dixon will serve as a Class II director and he will stand for reelection at the Company’s annual meeting of stockholders in 2016. Mr. Dixon was appointed to serve on the Board’s audit committee and as the chairman of the Board’s health, safety and environmental committee.

The Board has determined that Mr. Dixon is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act.”)

There are no arrangements or understandings between Mr. Dixon and any other persons pursuant to which Mr. Dixon was selected as a director of the Company. There are no relationships between Mr. Dixon and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Dixon will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long Term Incentive Plan.

As described in Item 1.01 hereto, in connection with his appointment to the Board, the Company entered into an Indemnification Agreement with Mr. Dixon. The description of the Indemnification Agreement provided under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Indemnification Agreement (Steven C. Dixon).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: December 9, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement (Steven C. Dixon).

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